Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-40154, 333-40152, 333-54188, 333-55974, 333-56322, 333-87322, 333-91124, 333-104925, 333-106683, 333-108334, 333-111133, 333-114434, 333-124072, 333-133281, 333-148621) of Marvell Technology Group Ltd. of our report dated March 26, 2008 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Jose, California
March 26, 2008